Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL

THIRD QUARTER ENDED JUNE 30, 2014

•	Total revenue increased 16.9% on a constant-currency basis

•	Recorded Music revenue increased 20.8% on a constant-currency basis

•	Cash balance increased to $142 million versus $102 million for the prior-year quarter

•	OIBDA was $66 million versus $69 million in the prior-year quarter

•	Net loss was $184 million versus $62 million in the prior-year quarter

NEW YORK, August 8, 2014—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2014.

“A stronger release schedule, combined with sustained investment in exceptional artistic talent and first-class execution by our operators, delivered robust results this quarter,” said Stephen Cooper, Warner Music Group’s CEO. “We are especially pleased to see our strategic moves pay off, with the acquisition of Parlophone Label Group (PLG) being a key contributor to this quarter’s success. We expect our momentum to continue through the remainder of the fiscal year, due to several exciting artist releases in the coming months.”

“We are pleased with our financial performance with key highlights including solid revenue growth, improvement in Adjusted OIBDA and an increase in our cash balance as compared to the prior-year quarter,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO. “Excluding the non-recurring costs associated with the PLG acquisition and integration, our cash flow from operations was strong and we remain committed to delivering solid free cash flow in the quarters to come.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three	For the Three
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Revenue	$788	$663	19%
Digital revenue	324	257	26%
Operating (loss) income	(15)	8	—
Adjusted operating income(1)	28	18	56%
OIBDA	66	69	(4%)
Adjusted OIBDA(1)	109	79	38%
Net loss	(184)	(62)	—
Adjusted net loss (1)	$(141)	$(52)	—

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

For the quarter, total revenue grew 18.9% (or 16.9% in constant currency) reflecting a stronger release schedule and the July 1, 2013 acquisition of Parlophone Label Group (“PLG”). Excluding PLG, total revenue increased 3.5%. Both U.S. and international revenue grew, 11.4% and 23.8%, respectively, led by strength in Recorded Music revenue. Prior to intersegment eliminations, U.S. and international revenue represented 38.3% and 61.7% of total revenue, respectively, compared to 40.9% and 59.1% of total revenue, respectively, in the prior-year quarter. Recorded Music revenue grew 22.8% and Music Publishing revenue grew 2.2% due to strength in digital revenue. Digital revenue grew 26.1% representing 41.1% of total revenue, compared to 38.8% in the prior-year quarter. Growth in digital revenue reflects the acquisition of PLG as well as strong growth in streaming revenue. Excluding PLG, digital revenue increased 11.7%.

On an as-reported basis, OIBDA declined slightly to $66 million from $69 million in the prior-year quarter and OIBDA margin contracted 2.0 percentage points to 8.4% from 10.4%. The decline in OIBDA and OIBDA margin is a result of one-time charges related to PLG restructuring and integration costs and real estate costs related to moving the company’s corporate headquarters (the “Q3 2014 Charges”). Excluding the Q3 2014 Charges, Adjusted OIBDA was $109 million versus $79 million in the prior-year quarter and Adjusted OIBDA margin was 13.8% compared to 11.9% in the prior-year quarter. Excluding PLG, Adjusted OIBDA increased 3.8% to $82 million. As-reported operating loss was $15 million compared to as-reported operating income of $8 million in prior-year quarter reflecting a decline in OIBDA as a result of the Q3 2014 Charges and higher amortization expense resulting from the PLG acquisition. Net loss was $184 million compared to a net loss of $62 million in the prior-year quarter, and included $141 million of loss recorded on extinguishment of debt.

Adjusted operating income, Adjusted OIBDA and Adjusted net loss exclude the Q3 2014 Charges. See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net loss.

As of June 30, 2014, the company reported a cash balance of $142 million, long-term debt of $3.033 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.904 billion. There was no balance outstanding on the company’s revolver as of June 30, 2014.

Cash used by operating activities was $38 million compared to cash provided by operating activities of $22 million in the prior-year quarter. The decline primarily reflects the decline in OIBDA as a result of the Q3 2014 Charges. Free Cash Flow, defined below, was negative $55 million compared to negative $25 million in the prior-year quarter due to the decline in cash from operating activities and an increase in capital expenditures to $16 million from $10 million in the prior-year quarter. The $6 million increase in capital expenditures was primarily due to leasehold improvements related to relocating the company’s corporate headquarters and consolidating offices in the U.K.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three	For the Three
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Revenue	$656	$534	23%
Digital revenue	299	236	27%
Operating income	11	22	(50%)
Adjusted operating income(1)	44	29	52%
OIBDA	71	62	15%
Adjusted OIBDA(1)	$104	$69	51%

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Recorded Music revenue increased 22.8% (or 20.8% in constant currency) reflecting a strong release schedule. Excluding PLG, revenue increased 3.7%. Total physical and digital revenue grew 21.0% (0.2% excluding PLG), Artists Services and Expanded Rights revenue grew 35.3% (33.8% excluding PLG) and licensing revenue grew 21.2% (7.7% decline excluding PLG). Digital revenue growth of 26.7% was driven by the strong release schedule, the acquisition of PLG and growth in streaming revenue. Digital revenue represented 45.6% of total Recorded Music revenue, compared to 44.2% in the prior-year quarter. Domestic Recorded Music digital revenue was $149 million, or 58.9% of total domestic Recorded Music, revenue compared to 57.8% in prior-year quarter. Excluding PLG, digital revenue increased 11%. Major sellers included Coldplay, The Black Keys, Ed Sheeran, Linkin Park, Led Zeppelin, Jason Derulo and Lily Allen.

Recorded Music operating income margin contracted 2.4 percentage points to 1.7% from 4.1% in the prior-year quarter. Recorded Music OIBDA was up 14.5% to $71 million while Recorded Music OIBDA margin declined 0.8 percentage points to 10.8% from 11.6% due to the Q3 2014 Charges.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three	For the Three
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Revenue	$137	$134	2%
Digital revenue	27	22	23%
Operating income	6	11	(45%)
OIBDA	24	28	(14%)

Music Publishing revenue grew 2.2% on an as-reported basis and 0.7% in constant-currency. Digital revenue grew 22.7% due to growth in streaming revenue. Digital revenue represented 19.7% of total Music Publishing revenue, compared to 16.4% in the prior-year quarter. Performance revenue was up 2.0% driven by the timing of collection society distributions. Mechanical revenue fell 6.1% in the quarter due to the continued transition from physical to digital sales. Synchronization revenue fell 3.8% due to changes in the licensing marketplace.

Music Publishing operating income margin declined 3.8 percentage points to 4.4% from 8.2% in the prior-year quarter. Music Publishing OIBDA declined to $24 million, while Music Publishing OIBDA margin declined 3.4 percentage points to 17.5% from 20.9% primarily due to the flow through of certain higher margin deals in the prior-year quarter. While Music Publishing OIBDA was down in the quarter and can fluctuate from quarter to quarter due to revenue mix and timing of collections, for the nine months ended June 30, 2014, Music Publishing OIBDA was up 1.0% and OIBDA margin was steady at 25.3% compared to 25.7% in the prior-year period.

Financial details for the quarter can be found in the company’s current Form 10-Q for the period ended June 30, 2014, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, East West, Elektra, Erato, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.

All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Consolidation

We maintain a 52-53 week fiscal year ending on the Friday nearest to each reporting date. As such, all references to June 30, 2014 and June 30, 2013 relate to the periods ended June 27, 2014 and June 28, 2013, respectively. For convenience purposes, we continue to date our financial statements as of June 30. All references to September 30, 2013 relate to the fiscal year ended on September 27, 2013. For convenience purposes, we continue to date our financial statements as of September 30.

Figure 1. Warner Music Group Corp.—Consolidated Statements of Operations, Three and Nine Months Ended 6/30/14 versus 6/30/13

(dollars in millions)

	For the Three	For the Three
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Revenues	$788	$663	19%
Costs and expenses:
Cost of revenues	(417)	(369)	13%
Selling, general and administrative expenses	(319)	(238)	34%
Amortization expense	(67)	(48)	40%

Total costs and expenses	$(803)	$(655)	23%

Operating (loss) income	$(15)	$8	—
Loss on extinguishment of debt	(141)	(2)	—
Interest expense, net	(48)	(47)	2%
Other income (expense), net	4	(2)	—

Loss before income taxes	$(200)	$(43)	—
Income tax benefit (expense)	16	(19)	—

Net loss	$(184)	$(62)	—
Less: income attributable to noncontrolling interest	(1)	(1)	—

Net loss attributable to Warner Music Group Corp.	$(185)	$(63)	—

	For the Nine	For the Nine
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Revenues	$2,256	$2,107	7%
Costs and expenses:
Cost of revenues	(1,177)	(1,103)	7%
Selling, general and administrative expenses	(885)	(745)	19%
Amortization expense	(199)	(143)	39%

Total costs and expenses	$(2,261)	$(1,991)	14%

Operating (loss) income	$(5)	$116	—
Loss on extinguishment of debt	(141)	(85)	66%
Interest expense, net	(157)	(149)	5%
Other expense, net	(3)	(11)	(73%)

Loss before income taxes	$(306)	$(129)	—
Income tax benefit (expense)	27	(8)	—

Net loss	$(279)	$(137)	—
Less: income attributable to noncontrolling interest	(3)	(4)	(25%)

Net loss attributable to Warner Music Group Corp.	$(282)	$(141)	100%

Figure 2. Warner Music Group Corp.—Consolidated Balance Sheets as of 6/30/14 versus 9/30/13

(dollars in millions)

	June 30,	September 30,	%
	2014	2013	Change
	(unaudited)	(audited)
Assets:
Current assets
Cash & equivalents	$142	$155	(8%)
Accounts receivable, net	449	511	(12%)
Inventories	37	33	12%
Royalty advances (expected to be recouped w/in 1 year)	101	93	9%
Deferred tax assets	43	43	—
Other current assets	72	59	22%

Total current assets	$844	$894	(6%)
Royalty advances (expected to be recouped after 1 year)	190	173	10%
Property, plant & equipment, net	206	180	14%
Goodwill	1,675	1,668	—
Intangible assets subject to amortization, net	2,978	3,107	(4%)
Intangible assets not subject to amortization	121	120	1%
Other assets	102	110	(7%)

Total assets	$6,116	$6,252	(2%)

Liabilities and Equity:
Current liabilities
Accounts payable	$221	$280	(21%)
Accrued royalties	1,163	1,147	1%
Accrued liabilities	261	308	(15%)
Accrued interest	50	75	(33%)
Deferred revenue	230	139	65%
Current portion of long-term debt	13	13	—
Other current liabilities	8	25	(68%)

Total current liabilities	$1,946	$1,987	(2%)
Long-term debt	3,033	2,854	6%
Deferred tax liabilities, net	396	439	(10%)
Other noncurrent liabilities	281	229	23%

Total liabilities	$5,656	$5,509	3%
Equity:
Common stock	—	—	NM
Additional paid-in capital	1,128	1,128	—
Accumulated deficit	(623)	(341)	83%
Accumulated other comprehensive loss	(63)	(61)	3%

Total Warner Music Group Corp. equity	$442	$726	(39%)
Noncontrolling interest	18	17	6%

Total equity	460	743	(38%)

Total liabilities and equity	$6,116	$6,252	(2%)

Figure 3. Warner Music Group Corp.—Summarized Statements of Cash Flows, Three and Nine Months Ended 6/30/14 versus 6/30/13

(dollars in millions)

	For the Three	For the Three
	Months Ended	Months Ended
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(38)	$22
Net cash used in investing activities	(17)	(47)
Net cash provided by (used in) financing activities	48	(163)
Effect of foreign currency exchange rates on cash and equivalents	—	(4)

Net decrease in cash and equivalents	$(7)	$(192)

	For the Nine	For the Nine
	Months Ended	Months Ended
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)
Net cash provided by operating activities	$41	$147
Net cash used in investing activities	(92)	(76)
Net cash provided by (used in) financing activities	43	(260)
Effect of foreign currency exchange rates on cash and equivalents	(5)	(11)

Net decrease in cash and equivalents	$(13)	$(200)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net (loss) income and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp.—Reconciliation of OIBDA to Net Loss, Three and Nine Months Ended 6/30/14 versus 6/30/13

(dollars in millions)

	For the Three	For the Three
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
OIBDA	$66	$69	(4%)
Depreciation expense	(14)	(13)	8%
Amortization expense	(67)	(48)	40%

Operating (loss) income	$(15)	$8	—
Loss on extinguishment of debt	(141)	(2)	—
Interest expense, net	(48)	(47)	2%
Other income (expense), net	4	(2)	—

Loss before income taxes	$(200)	$(43)	—
Income tax benefit (expense)	16	(19)	—

Net loss	$(184)	$(62)	—
Less: income attributable to noncontrolling interest	(1)	(1)	—

Net (loss) income attributable to Warner Music Group Corp.	$(185)	$(63)	—

Operating (loss) income margin	(1.9%)	1.2%
OIBDA margin	8.4%	10.4%

	For the Nine	For the Nine
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
OIBDA	$233	$297	(22%)
Depreciation expense	(39)	(38)	3%
Amortization expense	(199)	(143)	39%

Operating (loss) income	$(5)	$116	—%
Loss on extinguishment of debt	(141)	(85)	66%
Interest expense, net	(157)	(149)	5%
Other expense, net	(3)	(11)	(73%)

Loss before income taxes	$(306)	$(129)	—
Income tax benefit (expense)	27	(8)	—

Net loss	$(279)	$(137)	—
Less: income attributable to noncontrolling interest	(3)	(4)	(25%)

Net loss attributable to Warner Music Group Corp.	$(282)	$(141)	100%

Operating (loss) income margin	(0.2%)	5.5%
OIBDA margin	10.3%	14.1%

Figure 5. Warner Music Group Corp.—Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended 6/30/14 versus 6/30/13

(dollars in millions)

	For the Three	For the Three
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income—U.S. GAAP	$(15)	$8	—
Depreciation and amortization expense	81	61	33%

Total WMG OIBDA	$66	$69	(4%)

Operating (loss) income margin	(1.9%)	1.2%
OIBDA margin	8.4%	10.4%
Recorded Music operating income—U.S. GAAP	$11	$22	(50%)
Depreciation and amortization expense	60	40	50%

Recorded Music OIBDA	$71	$62	15%

Recorded Music operating income margin	1.7%	4.1%
Recorded Music OIBDA margin	10.8%	11.6%
Music Publishing operating income—U.S. GAAP	$6	$11	(45%)
Depreciation and amortization expense	18	17	6%

Music Publishing OIBDA	$24	$28	(14%)

Music Publishing operating income margin	4.4%	8.2%
Music Publishing OIBDA margin	17.5%	20.9%

	For the Nine	For the Nine
	Months Ended	Months Ended	%
	June 30, 2014	June 30, 2013	Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income—GAAP	$(5)	$116	—
Depreciation and amortization expense	238	181	31%

Total WMG OIBDA	$233	$297	(22%)

Operating (loss) income margin	(0.2%)	5.5%
OIBDA margin	10.3%	14.1%
Recorded Music operating income—GAAP	$27	$141	(81%)
Depreciation and amortization expense	176	121	45%

Recorded Music OIBDA	$203	$262	(23%)

Recorded Music operating income margin	1.4%	8.1%
Recorded Music OIBDA margin	10.8%	15.0%
Music Publishing operating income—GAAP	$45	$47	(4%)
Depreciation and amortization expense	53	50	6%

Music Publishing OIBDA	$98	$97	1%

Music Publishing operating income margin	11.6%	12.5%
Music Publishing OIBDA margin	25.3%	25.7%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net (Loss) Income

Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income is operating income, OIBDA and net (loss) income, respectively, adjusted to exclude the impact of certain items that affect comparability (“Factors Affecting Comparability”). Factors affecting period-to-period comparability of the unadjusted measures in fiscal year 2014 included the Q3 2014 Charges. We use Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp.—Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended 6/30/14 versus 6/30/13

(dollars in millions)

For the Three Months Ended June 30, 2014
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(15)	$11	$6	$66	$71	$24	$(184)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	15	15	—	15	15	—	15
PLG Restructuring expense	18	18	—	18	18	—	18
Lease Surrender	10	—	—	10	—	—	10

Adjusted Results	$28	$44	$6	$109	$104	$24	$(141)

Adjusted Margin	3.6%	6.7%	4.4%	13.8%	15.9%	17.5%

For the Three Months Ended June 30, 2013
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$8	$22	$11	$69	$62	$28	$(62)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	7	4	—	7	4	—	7
PLG Restructuring expense	3	3	—	3	3	—	3

Adjusted Results	$18	$29	$11	$79	$69	$28	$(52)

Adjusted Margin	2.7%	5.4%	8.2%	11.9%	12.9%	20.9%

For the Nine Months Ended June 30, 2014
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(5)	$27	$45	$233	$203	$98	$(279)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	51	51	—	51	51	—	51
PLG Restructuring expense	42	42	—	42	42	—	42
Lease Surrender	10	—	—	10	—	—	10

Adjusted Results	$98	$120	$45	$336	$296	$98	$(176)

Adjusted Margin	4.3%	6.4%	11.6%	14.9%	15.7%	25.3%

For the Nine Months Ended June 30, 2013
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$116	$141	$47	$297	$262	$97	$(137)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	10	4	—	10	4	—	10
PLG Restructuring expense	3	3	—	3	3	—	3

Adjusted Results	$129	$148	$47	$310	$269	$97	$(124)

Adjusted Margin	6.1%	8.5%	12.5%	14.7%	15.4%	25.7%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $11 million, $9 million, and $2 million favorable impact of exchange rates on our Total, Recorded Music revenue and Music Publishing revenue, respectively, in the three months ended June 30, 2014 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp.—Revenue by Geography and Segment, Three and Nine Months Ended 6/30/14 versus 6/30/13 as Reported and Constant Currency

(dollars in millions)

	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2013
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$253	$225	$225
Music Publishing	51	48	48
International revenue
Recorded Music	403	309	318
Music Publishing	86	86	88
Intersegment eliminations	(5)	(5)	(5)

Total Revenue	$788	$663	$674

Revenue by Segment:
Recorded Music
Physical	$202	$178	$179
Digital	299	236	240

Total Physical & Digital	501	414	419
Artist services & expanded-rights	92	68	70
Licensing	63	52	54

Total Recorded Music	656	534	543
Music Publishing
Performance	52	51	51
Mechanical	31	33	34
Synchronization	25	26	26
Digital	27	22	21
Other	2	2	4

Total Music Publishing	137	134	136
Intersegment eliminations	(5)	(5)	(5)

Total Revenue	$788	$663	$674

Total Digital Revenue	$324	$257	$260

	For the Nine Months Ended June 30, 2014	For the Nine Months Ended June 30, 2013	For the Nine Months Ended June 30, 2013
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$702	$733	$733
Music Publishing	144	139	139
International revenue
Recorded Music	1,180	1,012	1,011
Music Publishing	243	238	240
Intersegment eliminations	(13)	(15)	(15)

Total Revenue	$2,256	$2,107	$2,108

Revenue by Segment:
Recorded Music
Physical	$620	$667	$664
Digital	828	735	735

Total Physical and Digital	1,448	1,402	1,399
Artist services & expanded-rights	238	178	180
Licensing	196	165	165

Total Recorded Music	1,882	1,745	1,744
Music Publishing
Performance	150	146	146
Mechanical	80	86	87
Synchronization	78	75	75
Digital	71	62	62
Other	8	8	9

Total Music Publishing	387	377	379
Intersegment eliminations	(13)	(15)	(15)

Total Revenue	$2,256	$2,107	$2,108

Total Digital Revenue	$895	$793	$793

Free Cash Flow

Free Cash Flow reflects our cash flow used in operating activities less capital expenditures and cash paid for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing our operating performance to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow used in operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid for investments from “cash flow used in operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash flow used in operating activities.”

Figure 8. Warner Music Group Corp.—Calculation of Free Cash Flow, Three and Nine Months Ended 6/30/14 versus 6/30/13

(dollars in millions)

	For the Three Months Ended	For the Three Months Ended
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)
Net cash flow (used in) provided by operating activities	$(38)	$22
Less: Capital expenditures	16	10
Less: Net cash paid for investments	1	37

Free Cash Flow	$(55)	$(25)

	For the Nine	For the Nine
	Months Ended	Months Ended
	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)
Net cash flow provided by operating activities	$41	$147
Less: Capital expenditures	46	23
Less: Net cash paid for investments	46	53

Free Cash Flow	$(51)	$71

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Media Contact:	Investor Contact:
James Steven	James Steven
(212) 275-2213	(212) 275-2213
James.Steven@wmg.com	James.Steven@wmg.com